EXHIBIT 99.2

WEIDER NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
PROFORMA FINANCIAL INFORMATION

On April 1, 2005, we sold certain assets of our Active Nutrition unit relating to our Weider branded business domestically and internationally to Weider Global Nutrition, LLC (“WGN”), a wholly-owned subsidiary of Weider Health and Fitness. The terms of the transaction provide that we will receive approximately $14.0 million in exchange for assets relating to our domestic Weider branded business, including inventory, receivables, and intangible and intellectual property, the capital stock of certain of our international subsidiaries related to the international Weider branded business (including the working capital of those subsidiaries), and the assumption of certain associated liabilities by WGN. The effective date of the sale was March 1, 2005.

The following proforma condensed consolidated balance sheet at February 28, 2005 and proforma condensed consolidated statements of income (loss) for the nine months ended February 28, 2005 and for the years ended May 31, 2004, 2003 and 2002 give effect to the impact of the sale as if it had been consummated at the beginning of each respective period. The following pro forma adjustments have been made to reflect the possible changes in our historical financial position and results of operations resulting from the sale of the Weider branded business.

The proforma adjustment for the condensed consolidated balance sheet at February 28, 2005 eliminates the net assets of the divested Weider branded business and records the net cash proceeds of $12.0 million (including $0.9 million in transaction related expenses) and a $1.1 million note receivable from WGN. In addition, an after-tax gain on the sale estimated at approximately $2.0 million (net of approximately $1.5 million in income taxes) has been reflected as a proforma adjustment to additional paid in capital.

The proforma adjustment for the condensed consolidated statement of income (loss) for the nine months ended February 28, 2005 and for the years ended May 31, 2004, 2003 and 2002 eliminates direct net sales and expenses of the divested Weider branded business for each period.

In connection with the transaction, we also entered into separate agreements with WGN whereby we will provide them with certain general and administrative, research and development and logistics services. The terms of the service agreements are for a one year period, with options by either party for one additional year. In addition, we may continue to manufacture certain products for WGN; however, the contractual agreements for services are subject to competitive pricing considerations. The annual service fees and profit margins from the manufacturing services have not been included in the proforma financial statements. Finally, interest income from the use of the proceeds has not been included in the proforma financial statements.

WEIDER NUTRITION INTERNATIONAL
PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT FEBRUARY 28, 2005
(in thousands)

	As Reported	Proforma Adjustment	Proforma

ASSETS
Current assets:
Cash and cash equivalents	$24,919	$11,357	$36,276
Receivables, net	32,111	(4,228)	27,883
Inventories	31,760	(4,910)	26,850
Prepaid expenses and other	5,226	(1,003)	4,223
Deferred taxes	1,982	(231)	1,751

Total current assets	95,998	985	96,983

Property and equipment, net	23,717	(807)	22,910

Other assets:
Goodwill	4,346	--	4,346
Intangible assets, net	4,661	(778)	3,883
Deposits and other assets	583	476	1,059

Total other assets	9,590	(302)	9,288

Total assets	$129,305	$(124)	$129,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,786	$(2,401)	$16,385
Accrued expenses	13,155	(1,094)	12,061
Current portion of long-term debt	1,855	--	1,855
Income taxes payable	167	2,782	2,949

Total current liabilities	33,963	(713)	33,250

Long-term debt	--	--	--

Deferred taxes	10,705	(1,563)	9,142

Stockholders’ equity:
Preferred stock	--	--	--
Class A common stock	111	--	111
Class B common stock	150	--	150
Additional paid-in capital	83,874	2,025	85,899
Deferred compensation costs	(487)	--	(487)
Other accumulated comprehensive loss	(3,727)	127	(3,600)
Retained earnings (accumulated deficit)	4,716	--	4,716

Total stockholders’ equity	84,637	2,152	86,789

Total liabilities and stockholders’ equity	$129,305	$(124)	$129,181

WEIDER NUTRITION INTERNATIONAL
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2005
(in thousands, except per share data)

	As Reported	Proforma Adjustment	Proforma

Net sales	$202,282	$(19,321)	$182,961
Cost of goods sold	126,645	(9,767)	116,878

Gross profit	75,637	(9,554)	66,083

Operating expenses:
Selling and marketing	40,161	(5,365)	34,796
General and administrative	17,407	(1,948)	15,459
Research and development	3,340	(285)	3,055
Amortization of intangible assets	805	(136)	669

Total operating expenses	61,713	(7,734)	53,979

Income from operations	13,924	(1,820)	12,104

Other income (expense):
Interest income	240	(28)	212
Interest expense	(353)	40	(313)
Other	(201)	185	(16)

Total other income (expense), net	(314)	197	(117)

Income (loss) from continuing operations before income taxes	13,610	(1,623)	11,987
Income tax expense (benefit)	5,239	(624)	4,615

Net income (loss) from continuing operations	$8,371	$(999)	$7,372

Net income (loss) from continuing operations per share:
Basic	$0.33	$(0.04)	$0.29
Diluted	0.32	(0.04)	0.28

WEIDER NUTRITION INTERNATIONAL
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED MAY 31, 2004
(in thousands, except per share data)

	As Reported	Proforma Adjustment	Proforma

Net sales	$257,528	$(22,555)	$234,973
Cost of goods sold	159,653	(12,514)	147,139

Gross profit	97,875	(10,041)	87,834

Operating expenses:
Selling and marketing	54,115	(10,522)	43,593
General and administrative	24,964	(1,836)	23,128
Research and development	4,237	(426)	3,811
Amortization of intangible assets	878	(202)	676

Total operating expenses	84,194	(12,986)	71,208

Income from operations	13,681	2,945	16,626

Other income (expense):
Interest income	876	(31)	845
Interest expense	(1,408)	(88)	(1,496)
Other	(146)	256	110

Total other income (expense), net	(678)	137	(541)

Income from continuing operations before income taxes	13,003	3,082	16,085
Income tax expense	4,928	1,169	6,097

Net income from continuing operations	$8,075	$1,913	$9,988

Net income from continuing operations per share:
Basic	$0.31	$0.08	$0.39
Diluted	0.30	0.08	0.38

WEIDER NUTRITION INTERNATIONAL
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED MAY 31, 2003
(in thousands, except per share data)

	As Reported	Proforma Adjustment	Proforma

Net sales	$240,854	$(27,236)	$213,618
Cost of goods sold	148,243	(15,532)	132,711

Gross profit	92,611	(11,704)	80,907

Operating expenses:
Selling and marketing	47,159	(9,027)	38,132
General and administrative	23,176	(1,686)	21,490
Research and development	4,165	(426)	3,739
Amortization of intangible assets	995	(244)	751

Total operating expenses	75,495	(11,383)	64,112

Income from operations	17,116	(321)	16,795

Other income (expense):
Interest income	77	(34)	43
Interest expense	(3,560)	106	(3,454)
Other	360	218	578

Total other income (expense), net	(3,123)	290	(2,833)

Income (loss) from continuing operations before income taxes	13,993	(31)	13,962
Income tax expense (benefit)	5,528	(12)	5,516

Net income (loss) from continuing operations	$8,465	$(19)	$8,446

Net income from continuing operations per share:
Basic	$0.32	$--	$0.32
Diluted	0.32	--	0.32

WEIDER NUTRITION INTERNATIONAL
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED MAY 31, 2002
(in thousands, except per share data)

	As Reported	Proforma Adjustment	Proforma

Net sales	$280,821	$(27,233)	$253,588
Cost of goods sold	183,833	(16,599)	167,234

Gross profit	96,988	(10,634)	86,354

Operating expenses:
Selling and marketing	51,272	(8,558)	42,714
General and administrative	25,760	(1,728)	24,032
Research and development	3,719	(582)	3,137
Amortization of intangible assets	3,351	(243)	3,108
Litigation settlement	(442)	--	(442)
Asset impairment loss	9,027	--	9,027
Severance, recruiting and reorganization costs	1,514	--	1,514

Total operating expenses	94,201	(11,111)	83,090

Income from operations	2,787	477	3,264

Other income (expense):
Interest income	95	(51)	44
Interest expense	(6,515)	800	(5,715)
Other	(818)	273	(545)

Total other income (expense), net	(7,238)	1,022	(6,216)

Income (loss) from continuing operations before income taxes	(4,451)	1,499	(2,952)
Income tax expense (benefit)	(555)	634	79

Net income (loss) from continuing operations	$(3,896)	$865	$(3,031)

Net income (loss) from continuing operations per share:
Basic	$(0.15)	$0.03	$(0.12)
Diluted	(0.15)	0.03	(0.12)